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                       SERIES A CONVERTIBLE PREFERRED STOCK

                               PUDGIE'S CHICKEN, INC.

Incorporated Under The Laws Of The State Of Delaware

See Reverse Side For Certain Definitions

                         TOTAL AUTHORIZED ISSUE 550 SHARES

250,000 SHARES PAR VALUE $.01 EACH PREFERRED STOCK

550 SHARES DESIGNATED AS SERIES A CONVERTIBLE PREFERRED STOCK

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO PUDGIE'S CHICKEN, INC. TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR SUCH STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO A CERTAIN REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

                          SPECIMEN
This is to Certify that ------------------------------------- is the owner of
- - -----------------------------------------------------------------
FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK OF
                    PUDGIE'S CHICKEN, INC. (the "Corporation")

TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF, IN PERSON OR BY DULY AUTHORIZED ATTORNEY, UPON SURRENDER OF THIS CERTIFICATE, PROPERLY ENDORSED.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional, or other special rights of the shares of Series A Convertible Preferred Stock and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: April 30, 1996

        SPECIMEN                                        SPECIMEN
- - -----------------------------     CORPORATE     --------------------------
Steven Wasserman, PRESIDENT         SEAL        Helen Papa, SECRETARY


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